Exhibit 10.2

FOURTH AMENDMENT

TO AND ASSUMPTION OF

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AND ASSUMPTION of Loan and Security Agreement (this “Amendment”) is entered into this 10th day of April, 2009, by and between Silicon Valley Bank (“Bank”) and ARCA biopharma Colorado, Inc. (“ARCA Colorado”), a Delaware corporation and ARCA biopharma, Inc., a Delaware corporation (“ARCA” and together with ARCA Colorado, individually and collectively, the “Borrower”) whose address is 8001 Arista Place, Suite 200, Broomfield, CO 80021.

RECITALS

A. Bank and ARCA Colorado have previously entered into that certain Loan and Security Agreement dated as of July 17, 2007, as amended by a First Amendment, dated January 23, 2009, as amended by a Second Amendment, dated March 23, 2009, as amended by a Third Amendment, dated April 6, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to ARCA Colorado for the purposes permitted in the Loan Agreement.

C. ARCA owns 100% of the issued outstanding stock of ARCA Colorado, and, in consideration of Bank making certain revisions to the Loan Agreement, ARCA has agreed to become a “Borrower” under the Loan Agreement and assume joint and several liability with ARCA Colorado for all Obligations thereunder.

D. In addition, Borrower has requested that Bank amend the Loan Agreement to (i) revise the maturity date of the outstanding GC Line B Advances and (ii) make certain other revisions thereto, as set forth herein.

E. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Assumption. ARCA hereby assumes and agrees to pay and perform when due all present and future Obligations, jointly and severally with ARCA Colorado under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto. ARCA agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents, to the same extent as though ARCA were named therein jointly and severally with ARCA Colorado. All references in the Loan Documents to “Borrower” shall be deemed to refer to ARCA and ARCA Colorado, jointly and severally. ARCA acknowledges that the Obligations are due and owing to Bank from ARCA Colorado, and upon the execution of this Amendment are due and owing from ARCA and ARCA Colorado, jointly and severally, without any defense, offset or counterclaim of any kind or nature whatsoever.

3. Amendments to Loan Agreement.

3.1 Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following, effective as of the date hereof:

“(a) Subject to Section 2.3(b), the principal amount outstanding under Growth Capital Line B shall accrue interest at a per annum rate equal to the Prime Rate plus 0.25%, which shall be fixed as of April 10, 2009, which interest shall be payable monthly in accordance with Section 2.3(f) below; provided, however, that if Borrower fails to maintain the lesser of (i) $10,000,000 or (ii) 100% of all of its invested cash balances in the Designated Deposit Account and/or a sweep investment account at Bank, the interest rate will be permanently increased to the Prime Rate plus two percent (2.0%), fixed as of the date such accounts fall below the thresholds set forth above.”

3.2 A new Section 2.4 is hereby inserted into the Loan Agreement in its proper numeric order as follows:

“2.4 Interest on Pledged CD; Payment of Interest on Pledged CD.

(a) Each Pledged CD shall bear interest at the Pledged CD Rate. Borrower shall specify the initial CD Interest Period applicable to the Pledged CD(s) in connection with the notice of delivery of the Pledged CD in the form of Schedule A attached hereto. Thereafter, Borrower shall notify Bank not less than five (5) Business Days (or such lesser period of time as may be stated in Bank’s Deposit Agreement and Disclosure Statement) prior to the end of each CD Interest Period of the duration of the subsequent CD Interest Period with respect to such Pledged CD. Unless Bank has otherwise agreed that a Pledged CD shall not be renewed upon the expiration of its CD Interest Period, if Borrower shall have failed to timely select a new CD Interest Period upon the expiration of any CD Interest Period, Borrower shall be deemed to have selected a like period for such new CD Interest Period.

(b) So long as (i) the aggregate value of the Pledged CDs in which Bank has a perfected security interest is equal to, at a minimum, the Required Amount and (ii) no Event of Default has occurred and is continuing, Bank shall remit to Borrower the accrued interest on any Pledged CD in accordance with the terms of the Bank’s Deposit Agreement and Disclosure Statement.”

3.3 The following new paragraphs are hereby inserted following the existing first paragraph of Section 4.1 of the Loan Agreement, as follows:

“In addition to the foregoing, Borrower hereby assigns, pledges, delivers and transfers to Bank, and hereby grants to Bank, a continuing first priority security interest in and against all right, title and interest of the following, whether now or hereafter existing or acquired by Borrower: any Pledged CD issued from time to time and general intangibles arising therefrom or relating thereto; and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and any interest or other amounts payable in connection therewith, all proceeds of the foregoing (including whatever is receivable or received when any Pledged CD or proceeds is invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Pledged CD, and all rights payment with respect to any cause of action affecting or relating to any Pledged CD).

The parties to this Agreement do not intend that Borrower’s delivery of any Pledged CD to Bank as herein provided will constitute an advance payment of any Obligations or liquidated damages, nor do the parties intend that any Pledged CD increase the dollar amount of the Obligations.”

3.4 A new Section 6.10 is hereby inserted into the Loan Agreement in its proper numeric order, as follows:

“6.10 Value of Pledged CD. Until the Obligations have been indefeasibly paid in full, in cash, maintain the Value of any Pledged CD(s) at Bank in an amount equal to or greater than the Required Amount.”

3.5 A new Section 12.10 is hereby added to the Loan Agreement, in its proper numerical order, as follows:

“12.10 Co-Borrower Provisions.

(a) Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, until payment to Bank in full and performance of all Obligations, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.10 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12.10, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

(b) Waivers of Notice. Each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Borrower with respect to the Obligations in any manner or whatsoever until the Obligations are paid in full to Bank.

(c) Subrogation Defenses. Each Borrower waives the benefits, if any, of any statutory or common law rule that may permit a borrower to assert any defenses of a surety or guarantor, or that may give a borrower the right to require a senior creditor to marshal assets, and Borrower agrees that it shall not assert any such defenses or rights.

(d) Right to Settle, Release.

(i) The liability of Borrower hereunder shall not be diminished by (A) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (B) any release or unenforceability, whether partial or total, or rights, if any, which Borrower may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(ii) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (A) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (B) grant other indulgences to a Borrower in respect of the Obligations, (C) modify in any manner any documents, relating to the Obligations with respect to a Borrower, (D) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (E) compromise, settle renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.”

3.6 The definition of “GC Line B Tranche Two maturity Date” in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“GC Line B Tranche Two Maturity Date” is December 1, 2010.

3.7 New definitions of “CD Interest Determination Date”, “CD Interest Period”, “Pledged CD”, “Pledged CD Rate”, “Required Amount” and “Value” are hereby added to the Loan Agreement in their proper alphabetical order, as follows.

“CD Interest Determination Date” shall mean the date of delivery of a Pledged CD and the date of commencement of each CD Interest Period.

“CD Interest Period” shall mean the period commencing initially on the date of delivery of a Pledged CD and thereafter on the date immediately following the end of any such initial period or subsequent period, and ending on the Business Day approximately 7, 30, 60, 90, 180, 270 or 365 days thereafter, as applicable.

“Pledged CD” shall mean any and all certificates of deposit issued to Borrower by Bank.

“Pledged CD Rate” shall mean, for any CD Interest Determination Date, Bank’s prevailing commercial rate for certificates of deposit in effect on such date for the requested (or, if applicable, deemed) CD Interest Period.

“Required Amount” shall mean, (a) for so long as Borrower maintains at least $20,000,000 in cash at Bank, $0.00 (no Pledged CD will be required), (b) for so long as Borrower maintains less than $20,000,000 but at least $15,000,000 in cash at Bank, thirty three and one-third percent (33 1/3%) of the outstanding principal amount of all outstanding GC Line B Advances, (c) for so long as Borrower maintains less than $15,000,000 but at least $10,000,000 in cash at Bank, sixty six and two-thirds percent (66 2/3%) of the outstanding principal amount of all outstanding GC Line B Advances and (d) for so long as Borrower maintains less than $10,000,000 in cash at Bank, one hundred percent (100%) of the outstanding principal amount of all outstanding GC Line B Advances.

“Value” shall mean with respect to any Pledged CD on any date, a dollar value at the face amount thereof.

3.8 A new Schedule A is hereby attached to the Loan Agreement in the form of Exhibit A to this Amendment.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date and except to the extent such representations and warranties are modified by the contents and disclosures set forth in the Perfection Certificate, which the Borrower has amended and supplemented as of the date hereof), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the date hereof are true, accurate and complete and have not been amended, supplemented or restated (other than as set forth therein) and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made or except as may be required by the securities laws of the United States of America; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) delivery to Bank of an executed Corporate Borrowing Certificate for each Borrower, plus all exhibits thereto, (c) delivery to Bank of a complete and executed Perfection Certificate for each Borrower, (d) evidence satisfactory to Bank that the insurance policies required by Section 6.4 of the Loan Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank, and (e) Borrower’s payment of a variance fee of $7,500.00 plus all Bank Expenses in connection herewith.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWER:

SILICON VALLEY BANK		ARCA BIOPHARMA COLORADO, INC.

By:	/s/ Bret J. Turner	By:	/s/ Chris Ozeroff
Print Name:	Bret J. Turner	Print Name:	Chris Ozeroff
Title:	Relationship Manager	Title:	EVP, Business Development
General Counsel and Secretary

ARCA BIOPHARMA, INC.

		By:	/s/ Chris Ozeroff
		Print Name:	Chris Ozeroff
		Title:	EVP, Business Development
General Counsel and Secretary

EXHIBIT A to FOURTH AMENDMENT

SCHEDULE A

NOTICE OF DELIVERY OF PLEDGED CD

To:	Silicon Valley Bank
Fax:
Telephone:
From:	ARCA biopharma, Inc. / ARCA Biopharma Colorado, Inc. (circle one)
Date:

Collateral Funding Notice

On             , 20    ,                      (the “Company”) will deposit $         in its primary deposit account at Bank, account number             .

Please provide indicative rates for negotiable certificates of deposit for $         for terms of 7, 30, 60, 90, 180, 370 and 365 days.

(print company name above)

By:
Print Name:
Title:

To:
Attn:
Fax:
Telephone:
From:	Silicon Valley Bank
Date:

CD Information Notice

Per your request dated             , 20    , for collateral deposits to be deposited on             , 20    , we provide the following indicative rates:

Negotiable Certificates of Deposit:

Amount	Term	Indicative Rate	Maturity Date

SILICON VALLEY BANK

By:
Print Name:
Title: